================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           DELTIC TIMBER CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

               [LOGO OF DELTIC TIMBER CORPORATION APPEARS HERE]


                           DELTIC TIMBER CORPORATION

                           NOTICE OF ANNUAL MEETING
                               _________________

To the Stockholders of
Deltic Timber Corporation:

     The first Annual Meeting of Stockholders of Deltic Timber Corporation ("Deltic" or "the Company") will be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on Wednesday, May 21, 1997 at 10:00 a.m., Central Daylight Time, for the following purposes:

          Item 1: To elect three Class I directors to hold office for a three year term;

          Item 2: To express approval or disapproval of the action of the Executive Committee of the Board of Directors in appointing KPMG Peat Marwick LLP as the Company's independent auditors for 1997.

          To transact such other business as may properly come before the meeting and any adjournment thereof.

     Holders of record of Deltic common stock at the close of business on March 24, 1997 will be entitled to vote with respect to this solicitation. Stockholders are reminded that your shares of Deltic common stock cannot be voted unless you properly execute and return the enclosed proxy card or make other arrangements to have your shares represented at the meeting.

                                By order of the Board of Directors,



                                W. Bayless Rowe
                                Secretary

El Dorado, Arkansas
March 27, 1997

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           DELTIC TIMBER CORPORATION

                                 P.O. BOX 7200
                        EL DORADO, ARKANSAS 71731-7200
                             --------------------
                                PROXY STATEMENT
                             --------------------
                                    GENERAL

     This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Deltic Timber Corporation ("Deltic" or "the Company") for the Annual Meeting of Stockholders to be held on May 21, 1997, in El Dorado, Arkansas. Only stockholders of record at the close of business on March 24, 1997 (the "Record Date") are entitled to notice of, and to vote at, the meeting. There were 12,798,323 shares of Deltic common stock outstanding and entitled to vote on February 28, 1997. Each share of Deltic common stock is entitled to one vote on each matter properly brought before the meeting.

     Commencing approximately on April 3, 1997, the Company is mailing its annual report for the year ended December 31, 1996, together with this proxy statement and the enclosed proxy card to holders of Deltic common stock on the Record Date. If you have Deltic common stock in multiple accounts, you may receive more than one annual report. If you like, you may reduce the number of reports that you receive and save the Company the cost of producing and mailing the extra reports. To authorize Deltic to discontinue mailing extra reports, please mark the appropriate box on the proxy card for selected accounts, making sure that at least one account continues to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy statements or proxy cards.

     If you own Deltic common stock beneficially and receive more than one Deltic annual report, please consider giving permission to your nominee to eliminate duplicate mailings.

     As a new public company, this is Deltic's first solicitation of proxies for its Annual Meeting of Stockholders. On December 31, 1996 (the "Distribution Date"), Murphy Oil Corporation ("Murphy") distributed to Murphy stockholders of record as of December 2, 1996, all of the outstanding shares of Deltic common stock (the "spin off"). As a result of the spin off, Murphy fully divested its ownership of the Company and Deltic became a publicly owned company.


                               VOTING OF PROXIES

     Your vote is important. Shares can be voted at the annual meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, you are urged to sign, date and return the accompanying proxy card.

     When the enclosed proxy card is properly signed, dated, and returned, stock represented by the proxy will be voted in accordance with your directions. You can specify your voting instructions by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specific voting instructions, your shares of Deltic common stock will be voted as recommended by the Board of Directors: "FOR" the election of the three nominees for director named in the proxy card, and

                                      (1)

"FOR" the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1997. Abstentions marked on the proxy card are voted "against" the proposals but are counted in determination of a quorum.

     You may revoke your proxy at any time before it is voted at the meeting by
(a) executing a later-dated proxy, (b) voting by ballot at the meeting, or filing a notice of revocation with the inspectors of election in care of the Secretary of the Company at the above address.


                  VOTING SHARES HELD IN EMPLOYEE THRIFT PLAN

     If you are a participant in Fund C of the Deltic Thrift Plan or Fund C-1 of the Murphy Thrift Plan, the trustees of such plans will vote the number of shares allocated to your account pursuant to the instructions you provide, so please sign and return your card promptly.


                                VOTES REQUIRED

     The presence, in person or by proxy, of the holders of at least a majority of the shares of Deltic common stock outstanding on the Record Date is necessary to have a quorum for the annual meeting. Abstentions and broker "no-votes" are counted as present for purposes of determining a quorum. A broker "no-vote" occurs when a nominee holding shares of Deltic common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The affirmative vote of a majority of the shares present in person or by proxy at the meeting is required for the passage of the Board of Directors' proposals (Items 1 and 2). Any shares not voted by abstention have the same effect as a vote against the proposals and broker "no-votes" have no effect on the outcome of the vote.


                            SOLICITATION OF PROXIES

     Solicitation of proxies may be made by directors, officers or employees of the Company through the mail, in person and by telecommunications. The cost of soliciting proxies will be borne by the Company. In accordance with the regulations of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"), the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of Deltic common stock.


             PROCEDURES FOR STOCKHOLDER PROPOSALS AND NOMINATIONS

     Under the Company's Amended and Restated Bylaws, nominations for director may be made only by the Board of Directors (or a committee of the Board), or by a stockholder entitled to vote who has delivered notice to the Company not less than ninety (90) days before the first anniversary of the preceding year's annual meeting. For purposes of the 1997 Annual Meeting of Stockholders, May 21, 1997 is deemed the first anniversary of the previous year's meeting.

                                      (2)

     The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of meeting (which includes stockholder's proposals that the Company is required to set forth in its proxy statement under applicable SEC rules) or as otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the Bylaws) within the time limits described above for a nomination for the election of director. These requirements are separate and apart from, and in addition to the SEC's requirements that a stockholder must comply with in order to have a stockholder proposal included in the Company's proxy statement under SEC rules.

     A copy of the full text of Company's Amended and Restated Bylaws may be obtained upon written request to the Secretary at the address provided above.


                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholder proposals intended to be presented at Deltic's 1998 Annual Meeting of Stockholders must be received by Deltic's Secretary no later than February 20, 1998. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company's 1998 proxy materials.


                         ELECTION OF CLASS I DIRECTORS
                            (ITEM 1 ON PROXY CARD)

     The Board of Directors currently consists of three classes of directors, equal in number. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successors are elected and qualified. One of the three classes, comprising one third of the directors, is elected each year to succeed the directors whose terms are expiring. The directors in Class I will be elected at the 1997 annual meeting to serve for a term expiring at the Company's annual meeting in the year 2000. The directors in Classes II and III are serving terms expiring at the Company's Annual Meeting of Stockholders in 1998 and 1999, respectively.

     The Company was incorporated in Delaware on September 4, 1996 in anticipation of the spin off by Murphy of its farm, timber and real estate business, then conducted by Deltic Farm & Timber Co., Inc., an Arkansas corporation ("Deltic Farm & Timber"). Effective December 17, 1996, Deltic Farm & Timber was merged with and into the Company. From the date of its incorporation until December 17, 1996, the Board of Directors of the Company consisted of three employees of Murphy, Messrs. Walter K. Compton, Clefton D. Vaughan and W. Bayless Rowe. (The latter two individuals became employees of Deltic effective January 1, 1997.) Effective on December 17, 1996, Murphy, acting as Deltic's sole stockholder, elected nine new directors to Deltic's board, including its Chairman, Robert C. Nolan, and the two other nominees for election at the 1997 annual meeting. These nine directors have served continuously on the Board since their election.

     Deltic's Board of Directors has proposed the following nominees for election as directors at the 1997 annual meeting:

                        NOMINEES FOR CLASS I DIRECTORS

          WITH TERMS EXPIRING AT THE ANNUAL MEETING IN THE YEAR 2000:

                                      (3)

                                Robert C. Nolan
                                 Ron L. Pearce
                               Alex R. Lieblong

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS FOR A TERM OF THREE YEARS. Proxies solicited by the Board of Directors will be voted "FOR" the election of the nominees, unless otherwise instructed on the proxy card.

     Information is provided below with respect to each nominee for election and for each director whose term expires in subsequent years. Should one or more of these nominees be unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend unless the Board reduces the number of directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve if elected.


                      NOMINEES FOR ELECTION AS DIRECTORS

                CLASS I -- NOMINEES FOR TERMS EXPIRING IN 2000

     ROBERT C. NOLAN, 55, has been the Company's non-employee Chairman of the Board since December 17, 1996. For the past 25 years, Mr. Nolan has been Managing Partner of Munoco Company, an Arkansas partnership engaged in the exploration for and production of oil and gas. In addition, Mr. Nolan has over 25 years experience in timberland management. Mr. Nolan is a director of First United Bancshares, Inc. and First National Bank of El Dorado. Mr. Nolan is Chairman of the Board's Executive and Nominating Committee, and by virtue of his office serves as an "ex officio" member of all other Committees of the Board, except the Audit Committee.

     RON L. PEARCE, 55, has been President and Chief Executive Officer and a Director of the Company since December 17, 1996. From June 1993, Mr. Pearce was President of Deltic Farm & Timber, which was merged with and into the Company on December 17, 1996. Prior to such time, Mr. Pearce was Manager of Operations and Planning for Deltic Farm & Timber, a position he held beginning in February 1991. Mr. Pearce is a member of the Board's Executive and Nominating Committee.

     ALEX R. LIEBLONG, 46, has been a Director since December 17, 1996. Since 1987, Mr. Lieblong has been Branch Manager, Corporate Vice President of PaineWebber, Inc. Mr. Lieblong serves as a member of the Board's Executive and Nominating Committee and Executive Compensation Committee.


                    DIRECTORS WHOSE TERM OF OFFICE CONTINUE

                       CLASS II -- TERMS EXPIRE IN 1998

     ERIC M. HEINER, 52, has been a Director since December 17, 1996. Since 1975, Mr. Heiner has been engaged in real estate development and investments. Mr. Heiner serves as a member of the Board's Audit Committee and Executive Compensation Committee.

                                      (4)

     WILLIAM L. ROSOFF, 50, has been a Director since December 17, 1996. Since 1985, Mr. Rosoff has been a partner of Davis Polk & Wardwell, a law firm which has represented Murphy and the Company in various corporate matters. Davis Polk & Wardwell advised Murphy and the Company in connection with the spin off. Deltic expects to continue to retain the services of Davis Polk & Wardwell in the future. Mr. Rosoff serves as a member of the Board's Audit Committee and Executive Compensation Committee (except as to certain matters).

     JOHN C. SHEALY, 68, has been a Director since December 17, 1996. Mr. Shealy was Vice President and General Manager, Southern Region of Willamette Industries, Inc. from 1981 until his retirement in 1994. Mr. Shealy is also Chairman of American Bank of Ruston, Louisiana. Mr. Shealy serves as Chairman of the Board's Audit Committee.


                       CLASS III -- TERMS EXPIRE IN 1999

     O.H. DARLING, JR., 68, has been a Director since December 17, 1996. Mr. Darling was Division Manager, Crossett Division, Georgia Pacific Corporation from 1978 until his retirement in April 1994. Mr. Darling serves as a member of the Board's Audit Committee.

     REV. CHRISTOPH KELLER, III, 42, has been a Director since December 17, 1996. Rev. Keller has been a clergyman since 1982 and the Vicar of St. Margaret's Episcopal Church in Little Rock, Arkansas since June 1990. Rev. Keller is also Chairman of Inglewood Land and Development Company of Alexandria, Louisiana. Rev. Keller serves as a member of the Board's Audit Committee and Executive Compensation Committee.

     R. MADISON MURPHY, 39, has been a Director since December 17, 1996. Since October 1994, Mr. Murphy has been Chairman of the Board of Murphy. Prior to such time, Mr. Murphy served as Executive Vice President and Chief Financial and Administrative Officer of Murphy (from March 1992 to October 1994, with the Chief Administrative position added in February 1993), Vice President of Planning of Murphy (February 1988 to March 1992) and Treasurer of Murphy (July 1990 to August 1991). Mr. Murphy is also a director of First United Bancshares, Inc. Mr. Murphy serves as Chairman of the Board's Executive Compensation Committee and as a member of its Executive and Nominating Committee.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. Keller, Murphy and Nolan are first cousins and Mr. Heiner is the spouse of a first cousin of Messrs. Keller, Murphy and Nolan. These four nominees, their spouses, and members of their immediate families directly or indirectly own in the aggregate approximately 25% of the outstanding stock of the Company and may be considered the controlling persons of the Company. See also "Certain Stock Ownerships" on Page 7 of this Proxy Statement.

     The Company owns undivided interests in numerous tracts of timberland and several tracts of farmland that it operates and manages on behalf of itself and co-owners. In addition, the Company manages under contract timberland and farmland in which it does not own an interest for third parties. Messrs. Nolan, Murphy, Keller and Heiner and members of their respective families (the "families") own certain undivided interests in timberland and farmland managed by the Company. In addition, the families are parties to management contracts with the Company for timberland and farmland which they or entities for which they are officers, directors, stockholders, trustees and /or partners own. The Company's standard

                                      (5)
terms and conditions are utilized in all arrangements with the families, as well as with other third parties. For timberland, these terms and conditions include an annual per acre fee, cost plus 15% for special silvicultural projects and a 5% commission from the proceeds of timber sales. For farmland, the principal term and condition is a fee of 25% of operating income realized from crop sales. During 1996, Munoco Company, an Arkansas partnership, for whom Mr. Nolan is managing general partner, received a distribution of proceeds totaling $60,937.50 from a farming venture operated and owned 61.875% by the Company.
The families own approximately 96% of the outstanding shares of Loutre Land and Timber Company, an Arkansas corporation. Loutre Land and Timber Company owns approximately 30,000 acres of timberland, most of which is managed by the Company. In 1996, Loutre Land and Timber Company paid to Deltic $159,647.24 for management fees, special silvicultural services and timber sales commissions. The families also own approximately 16% of the outstanding stock of First Land and Timber Corporation, an Arkansas corporation. The Company manages approximately 9,700 acres of timberland owned by First Land and Timber Corporation and in 1996 received management fees, special silvicultural project expense and timber sale commissions totaling $132,540.42.


                            THE BOARD OF DIRECTORS

     The responsibility and authority for managing the business of the Company rests with its Board of Directors, who are elected by its stockholders. The Board of Directors sets strategic policy, approves business plans and delegates authority to execute its policies and plans to the President and Chief Executive Officer. In 1997, Deltic's Board of Directors is scheduled to meet at least six times.

     During 1996, Deltic's current Board of Directors did not hold any meetings. Prior to December 17, 1996 the Murphy employees who constituted the Company's Board of Directors acted by unanimous written consent on several matters related to the spin off and merger with Deltic Farm & Timber. During 1996, matters concerning compensation of the Company's executive officers were determined by Murphy.


                                  COMMITTEES

     At the first meeting of Deltic's Board of Directors held on January 22, 1997, the Board established three committees: the Audit Committee, the Executive Compensation Committee, and the Executive and Nominating Committee. These committees are briefly described below:

     The Audit Committee meets regularly with the Company's independent auditors and internal auditors to review the adequacy of the Company's internal controls as well as the scope and reports of audits performed by them. In addition, the committee is the principal agent of the Board of Directors in assuring the adequacy of the Company's financial and accounting reporting control processes. The Audit Committee is also responsible for recommending to the Board of Directors the appointment of the Company's independent auditors. The committee consists of five independent directors and is expected to meet as necessary in 1997.

     The Executive Compensation Committee reviews and approves the Company's total compensation philosophy and programs covering executive officers and key management employees as well as the competitiveness of Deltic's total compensation practices. The committee also reviews the performance levels of Deltic's executive officers and determines base salaries and incentive awards for such executive officers and also the compensation of Deltic's non-employee chairman. The committee, which consists of five independent (including four "non-employee") directors, has met once in 1997 and is expected to

                                      (6)
meet again as necessary.

     The Executive and Nominating Committee acts as surrogate for the Board by maintaining surveillance over operations and exercising the general powers of the Board when the Board is not in session, except that the Committee does not have the power, among other things to: declare dividends, issue stock, amend the Bylaws, or approve any merger or share exchange. This committee also constitutes the Board's Nominating Committee and in such capacity it proposes and considers suggestions as to candidates for membership on the Board, including a slate of directors for submission to the stockholders at the annual meeting. The Committee has met twice thus far in 1997 and is expected to meet each month during which the Board does not meet.

                           COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company will be paid an annual retainer of $16,000, a $1,000 fee for each meeting attended of the Board and a $500 fee for each meeting attended of any committee thereof. Retainer and meeting fees are paid quarterly in arrears. Directors are also reimbursed their travel, meal and lodging expenses for attending meetings. In addition to the regular retainer and meeting fees, the Company's non-employee chairman, Mr. Nolan, is paid $50,000 per annum.

                            CERTAIN STOCK OWNERSHIP

     The following table and related text sets forth information, by the categories listed, concerning ownership of Common Stock of the Company at February 28, 1997 with respect to each director (including those nominated for re-election), each of the named executive officers listed in the "Summary Compensation Table" on Page 9 of this Proxy Statement, directors and officers as a group, and each person or entity who has filed reports with the Company pursuant to applicable SEC rules disclosing ownership of as much as 5% of the Company's Common Stock.

                                                   TYPE OF OWNERSHIP
                               ---------------------------------------------------------
                                                                           VOTING AND
                                                                           INVESTMENT
                               PERSONAL,                                   POWER ONLY,     SUBJECT TO
                               WITH FULL                       SPOUSE        AND NOT         OPTIONS                  PERCENT OF
                               VOTING AND     PERSONAL, AS    AND OTHER     INCLUDED IN    EXERCISABLE               OUTSTANDING
                                INVESTING     BENEFICIARY     HOUSEHOLD        OTHER         WITHIN                  (IF GREATER
NAME                              POWER       OF TRUST(S)   MEMBERS (/1/)  COLUMNS (/2/)  60 DAYS (/3/)     TOTAL     THAN .09)
-----------------------------  ------------  -------------  -------------  -------------  -------------  -----------  ---------
O.H. Darling.................       1,000         ---              ---            ---            ---         1,000       ---
Eric Heiner..................       5,654         ---          134,942         13,738            ---       154,334       1.2%
Rev. Christoph Keller, III...      22,454      65,079            4,656          5,128            ---        97,317       ---
Alex Lieblong................       5,000         ---              ---            ---            ---         5,000       ---
R. Madison Murphy............      30,875     174,531           23,295        174,390            ---       403,091       3.1%
Robert C. Nolan..............      30,214       7,670              ---        158,337            ---       196,221       1.5%
Ron Pearce...................       3,823         123              ---            ---          3,750         7,696       ---
William Rosoff...............         ---         ---              ---            ---            ---           ---       ---
John Shealy..................       1,500         ---              ---            ---            ---         1,500       ---
Clefton D. Vaughan...........       1,787       1,600              ---            ---          2,750         6,137       ---
W. Bayless Rowe..............         ---         876               71            ---          1,500         2,447       ---
Jack R. McCray...............          18         ---              ---            ---            ---            18       ---

All directors together with
    five officers
    as a group...............     102,679     249,879          162,964        351,593          8,000       875,115       6.8%

                                      (7)

_________________________

     /1/ Includes shares directly owned and shares owned as beneficiary of trust(s).

     /2/ Includes shares held as a trustee for others and shares owned by a corporation or other organization of which the named person is an officer.

     /3/ See note 5 to the "Summary Compensation Table" on Page 9 of this Proxy Statement for additional details of these options.

     Persons or entities who have filed reports with the Company through February 28, 1997 pursuant to applicable SEC rules disclosing ownership of as much as 5% of the Company's common stock are as follows:

     (1) On January 10, 1997, C.H. Murphy, Jr., Suite 400, Union Bldg., El Dorado, Arkansas, filed a Schedule 13(d) report which disclosed that as of December 31, 1996 and as a result of the spin off: Mr. Murphy has sole voting and dispositive power as to 339,531 shares of the Company's common stock; the spouse and other household members of Mr. Murphy own 876 shares of the Company's common stock; and Mr. Murphy has shared voting and dispositive power as to 856,374 shares of the Company's common stock. Combined, these categories of shares represent 9.3% of the outstanding common stock of the Company. Mr. Murphy is the father of Director R. Madison Murphy and the uncle of: Director Robert C. Nolan, Director Christoph Keller, III, and Director Eric M. Heiner's spouse.

     (2) On February 10, 1997, First United Bancshares, Inc. filed a Schedule 13(g) report which disclosed that as of December 31, 1996 and a result of the spin off, its wholly owned subsidiary, First United Trust Company, N.A., Main and Washington Streets, El Dorado, Arkansas has sole or shared voting and dispositive power as to 726,823 shares of the Company's common stock, representing 5.7% of the outstanding common stock of the Company.

     (3)  On February 12, 1997, The Capitol Group Companies, Inc. filed a
Schedule 13(g) report which disclosed that as of December 31, 1996 and as a result of the spin off, its wholly owned subsidiary, Capitol Research and Management Company, 333 South Hope Street, Los Angeles, California, holds investment power, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, as to 1,186,050 shares of the Company's common stock, representing 9.3% of the outstanding common stock of the Company.

     Under the Securities laws of the United States, the Company's directors and its executive officers are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates. To date, each of the directors and officers satisfied their filing requirements.


                             EXECUTIVE COMPENSATION

     As a wholly owned subsidiary until the December 31, 1996 distribution of the Company's common stock by Murphy, matters involving the compensation of the Company's executive officers for fiscal year 1996 were determined by Murphy. The following table sets forth information with respect to compensation for the Company's President and Chief Executive Officer and the three other most highly compensated

                                      (8)
executive officers of the Company at the end of 1996:

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION
                               ---------------------------------------------------       LONG-TERM
                                                                                     COMPENSATION AWARDS
                                                                           OTHER    ---------------------    ALL
                                                                          ANNUAL    RESTRICTED SECURITIES   OTHER
                                                                          COMPEN-     STOCK    UNDERLYING  COMPEN-
                                                   SALARY       BONUS     SATION      AWARDS    OPTIONS    SATION
NAME AND PRINCIPAL POSITION    YEAR              ($) (/1/)    ($) (/2/)  ($) (/3/)  ($) (/4/)  (#) (/5/)  ($) (/6/)
-----------------------------  -----             --------     --------   --------   --------   --------   --------
Ron L. Pearce                   1996              141,250       55,000        ---     53,594      5,000      8,965
President and Chief             1995              126,250          ---        ---        ---      5,000      5,384
Executive Officer               1994              115,002       30,000        ---     50,625      2,500      4,717

Clefton D. Vaughan              1996              204,006       60,000     24,336     75,031      3,500     14,299
Vice President, Finance         1995              196,458          ---        ---        ---      3,500     12,024
and Administration and          1994              190,172       21,000        ---     50,625      2,000     11,618
Treasurer [Prior to 1/1/97
Vaughan was employed by
Murphy as Vice President.]

W. Bayless Rowe                 1996              127,834       40,000        ---        ---      3,500      6,976
General Counsel and             1995              121,350          ---        ---        ---      3,000      6,672
Secretary [Prior to 1/1/97      1994              104,997       12,000        ---        ---        ---      5,877
Rowe was employed by
Murphy as General Attorney
and Secretary]

Jack R. McCray                  1996              108,573       24,500        ---        ---      2,000      4,524
Manager, Real Estate            1995              104,466          ---        ---        ---        ---      3,774
Vice President, Chenal          1994              100,112        8,500        ---        ---        ---      3,689
Properties, Inc.

____________________________

     /1/ Includes amounts of cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

     /2/ Bonuses were awarded and paid by Murphy after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, Murphy reported bonuses as a component of compensation expense in the prior year.

     /3/ Represents the amount of income tax payments made by Murphy for restricted Murphy stock awards that vested in 1996.

     /4/ Represents the closing stock price of unrestricted Murphy stock on date of grant ($42.875 on February 6, 1996 and $40.50 on March 2, 1994) times the number of restricted Murphy shares granted. Dividends are being paid on restricted stock at the same rate paid to all Murphy stockholders. On December 31, 1996 Mr. Pearce held a total of 2,500 restricted shares having a then current value of $104,219. Mr. Pearce was deemed to have retired as of January 1, 1997 for purposes of Murphy's restricted stock program and forfeited 1,500 of these shares. Mr. Vaughan held a total of 3,875 restricted shares having a then current value of $215,547. Mr. Vaughan retired from Murphy on January 1, 1997 and forfeited 1,900 of these shares.

                                      (9)

     /5/ These options are "non qualified" stock options for Murphy common stock. The options vest as to one-half of the shares two years after date of grant, and as to the other one-half, three years after date of grant. Options that have not vested as of the date of retirement or other termination of employment with Murphy are canceled. Mr. Vaughan retired from Murphy as of January 1, 1997, and Messrs. Pearce, Rowe and McCray were deemed for purposes of Murphy's stock option program to have retired as of January 1, 1997. Consequently, all of the options awarded in 1996 and 1995 to the named executive officers were canceled, and one-half of the options awarded in 1994 were canceled. In January, 1997, the Company's Board of Directors appointed its Executive Compensation Committee. The Executive Compensation Committee determined to replace Murphy stock options that had been canceled with stock options for shares of Company common stock. Such replacement options reflected the pertinent terms and conditions (such as vesting date) as the canceled Murphy options and were priced to maintain the same value as existed on December 31, 1996 in the canceled Murphy options. Replacement options which are exercisable within 60 days are included in the table showing "Certain Stock Ownership" on Page 7 of this Proxy Statement.

     /6/ The total amounts shown in this column for 1996 consist of the following: Mr. Pearce: $3,250--Dividends on restricted stock; $5,091--Company contributions to defined contribution plan; $624--Benefit attributable to Murphy-owned term life insurance policy. Mr. Vaughan: $6,175--Dividends on restricted stock; $7,500--Murphy contributions to defined contribution plan; $624--Benefit attributable to Murphy-owned term life insurance policy. Mr.
Rowe: $6,352--Murphy contributions to defined contribution plan; $624--Benefit attributable to Murphy-owned term life insurance policy. Mr. McCray: $3,900-- Company contribution to defined contribution plan; $624--Benefit attributable to Murphy-owned term life insurance policy.


              OPTION GRANTS, EXERCISES AND FISCAL YEAR END VALUES

     As a wholly owned subsidiary of Murphy for the last fiscal year, there were no options for the common stock or other security of the Company granted or exercised during 1996. Since the beginning of 1997, the Company's Board of Directors has appointed its Executive Compensation Committee which has met once thus far. At its meeting, the Executive Compensation Committee made awards of incentive and non qualified stock options for common stock of the Company (including awards intended to replace similar Murphy awards forfeited as a result of the spin off), subject to proper registration of such common stock, to key employees of the Company. These awards were made pursuant to the Company's 1996 Stock Incentive Plan (the "1996 SIP") which was adopted by the Company and approved by its sole stockholder in December 1996. The specifics of such awards and the 1996 SIP will be addressed in reports applicable to fiscal year 1997.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

     As a wholly owned subsidiary of Murphy prior to the spin off, all of the compensation decisions and actions pertaining to the executive officers of the Company for 1996 were made and taken by Murphy. The current members of the Company's Executive Compensation Committee were appointed on January 22, 1997. During 1997 the Executive Compensation Committee intends to develop its long range compensation philosophy and objectives. It will report on these as well as its base salary practices, annual and long term incentive compensation programs and compensation of the Company's President and Chief Executive Officer in reports applicable to decisions and actions for 1997 and subsequent periods.

                                      (10)

             COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid during a year to a public company's chief executive officer and its four other most highly compensated executed officers to $1 million, unless specified conditions are met. Certain performance-based compensation is not subject to the deduction limitation. The Company did not have nondeductible compensation expense during 1996 and is not expected to have such in 1997. Nevertheless, the Executive Compensation Committee intends to review this matter from time to time and, if appropriate and consistent with the Company's compensation philosophy, may recommend in the future that actions be taken to maximize the amount of compensation expense that is deductible to the Company.

                               RETIREMENT PLANS

     Prior to and effective upon the spin off, the Company established its retirement plans for its employees. The plans are virtually identical to Murphy's. The following table shows the estimated annual pension benefit payable, at age 65, under Deltic Timber Corporation's Retirement Plan at December 31, 1996 for the salary and length of service indicated. The amounts shown are subject to reduction for social security benefits.

                              PENSION PLAN TABLE

                                                       YEARS OF SERVICE
                      -----------------------------------------------------------------------------------

REMUNERATION (/1/)        15           20             25             30             35             40
--------------------   --------  ------------   ------------   ------------   ------------   ------------
    $100,000           $ 24,000  $     32,000   $     40,000   $     48,000   $     56,000   $     64,000
     150,000             36,000        48,000         60,000         72,000         84,000         96,000
     200,000             48,000        64,000         80,000         96,000        112,000    128,000(/2/)
     250,000             60,000        80,000        100,000        120,000    140,000(/2/)   160,000(/2/)
     300,000             72,000        96,000        120,000    144,000(/2/)   168,000(/2/)   192,000(/2/)
     350,000             84,000       112,000    140,000(/2/)   168,000(/2/)   196,000(/2/)   224,000(/2/)
     400,000             96,000   128,000(/2/)   160,000(/2/)   192,000(/2/)   224,000(/2/)   256,000(/2/)
     450,000            108,000   144,000(/2/)   180,000(/2/)   216,000(/2/)   252,000(/2/)   288,000(/2/)
     500,000            120,000   160,000(/2/)   200,000(/2/)   240,000(/2/)   280,000(/2/)   320,000(/2/)

      A portion of the benefits shown above would be paid under the Company's Supplemental Benefit Plan to the extend such benefits exceed legislative limitations.

     The credited years of service for Messrs. Pearce, Vaughan, Rowe and McCray are five years, zero years, nineteen years and seven years, respectively.

------------------------

     /1/    During 1996, the maximum compensation limit for qualified retirement plans, as established by the Internal Revenue Service, was $150,000 ($160,000 effective January 1, 1997).
     /2/    Exceeds presently allowable maximum legislative limits for annual pension benefits under a defined benefit pension plan. In 1996, the maximum benefit allowable was $120,000 ($125,000 effective January 1, 1997).

                                      (11)

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
                            (ITEM 2 ON PROXY CARD)

     The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of its Executive Committee's action in appointing KPMG Peat Marwick LLP, Certified Public Accountants, as independent auditors of the Company for the year 1997. KPMG Peat Marwick LLP has been serving Murphy and its subsidiaries as independent auditors for many years. The firm has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of the firm are expected to be present at the Annual Meeting for the purpose of responding to inquiries by stockholders and such representatives will have an opportunity to make a statement if they desire to do so.

     In the event a majority of the stockholders voting should indicate they disapprove the appointment of KPMG Peat Marwick LLP the adverse vote will be considered as a directive to the Board of Directors to select other auditors for the following year. Because of the difficulty and expense of making any substitution of auditors during a year, it is contemplated that the appointment for 1997 will be permitted to stand unless the Board finds other good reason for making a change.


                   OTHER MATTERS TO COME BEFORE THE MEETING

     The Board of Directors does not know of any matters which will be brought before the 1997 annual meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed proxy card will have discretion to vote in accordance with their best judgment.


     The above Notice and Proxy Statement are sent by order of the Board of Directors.



                                        W. Bayless Rowe
                                        Secretary

                                      (12)

[LOGO OF DELTIC TIMBER CORPORATION APPEARS HERE]


                           DELTIC TIMBER CORPORATION

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 21, 1997

The stockholder(s) whose name(s) appears on the reverse side hereby appoints Robert C. Nolan and Ron L. Pearce, or each of them, as the stockholder's proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Deltic Timber Corporation which the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on May 21, 1997, at 10:00 a.m., local time, and any adjournments thereof, as fully as the stockholder could if personally present.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL
                                                                  ---
NOMINEES LISTED ON THE REVERSE SIDE, AND FOR ITEM 2.
                                         ---

                                                     (continued on reverse side)

                 PLEASE MARK VOTE IN OVAL USING DARK INK ONLY.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED ITEMS.

  1.   ELECTION OF DIRECTORS--    For  Withhold  For All (Except Nominees(s)
       Robert C. Nolan            [ ]    [ ]       [ ]      written below)
       Ron L. Pearce
       Alex R. Lieblong                                  -------------------
                                                         -------------------
  2.   RATIFY THE APPOINTMENT OF  For  Against   Abstain
       KPMG PEAT MARWICK LLP      [ ]    [ ]       [ ]
       AS AUDITORS.



By checking this oval   [ ]
the undersigned authorizes the Company
to discontinue annual and quarterly report mailing to this account only.


              Dated                  , 1997
                    -----------------

-------------------------------------------

-------------------------------------------

Please sign exactly as your name or names appear hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title. Please return promptly.